UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2011

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AS SEEN ON TV, INC.

(Exact name of registrant as specified in its charter)

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Florida	000-53539	80-149096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14044 Icot Blvd., Clearwater, Florida 33760

(Address of principal executive offices) (Zip Code)

727-288-2738

Registrant’s telephone number, including area code

H&H IMPORTS, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

On October 28, 2011 (the “Closing Date”), As Seen On TV, Inc., a Florida corporation (the “Company”), entered into and consummated a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors for the private sale (the “Offering”) of 243.1 units (each, a “Unit”) at $50,000 per Unit, each Unit consisting of (i) 62,500 shares of common stock, par value $0.0001 per share (the “Common Stock”) and (ii) warrants to purchase 62,500 shares of Common Stock at an initial exercise price of $1.00 per share (the “Warrants”).  Accordingly, for each $0.80 invested, investors received one share of Common Stock and one Warrant. The Company received gross proceeds of $12,155,000 and issued an aggregate of 15,193,750 shares of Common Stock and 15,193,750 Warrants to the investors pursuant to the Securities Purchase Agreement.

The Warrants are exercisable at any time within five years from the Closing Date at an exercise price of $1.00 per share with cashless exercise in the event a registration statement covering the resale of the shares underlying the Warrants is not in effect within six months of the completion of the Offering.  The Warrants also provide for full-ratchet anti-dilution protection in the event that any shares of Common Stock, or securities convertible into Common Stock, are issued at less than the exercise price of the Warrants during any period in which such Warrants are outstanding, subject to certain exceptions as set forth in the Warrants.

If during a period of two years from the completion of the Offering, the Company issues additional shares of Common Stock or other equity or equity-linked securities (the “Additional Shares”) at a purchase, exercise or conversion price less than $0.80 (subject to certain exceptions and such price is subject to adjustment for splits, recapitalizations, reorganizations), then the Company shall issue additional shares of Common Stock to the investors so that the effective purchase price per share paid for the Common Stock included in the Units shall be the same per share purchase, exercise or conversion price of the Additional Shares.

The Company has provided the investors with “piggyback” registration rights with respect to the resale of the Common Stock and the shares of Common Stock issuable upon exercise of the Warrants.

The Company engaged a registered broker dealer to serve as placement agent (the “Placement Agent”) and the Placement Agent received (a) selling commissions aggregating 10% of the gross proceeds of the Offering, (b) a non-accountable expense allowance of 2% of the gross proceeds of the Offering to defray offering expenses, (c) five-year warrants (“Placement Agent Warrants”) to purchase such number of shares of Common Stock as is equal to 10% of the shares of Common Stock (i) included as part of the Units sold in this Offering at an exercise price equal to $0.80 per share, and (ii) issuable upon exercise of the Warrants sold in this Offering at an exercise price equal to $1.00 per share, and (d) 100,000 restricted shares of Common Stock.

As previously reported, on August 29, 2011, the Company raised aggregate gross proceeds of $1,800,000 pursuant to a private placement of its securities (the “Bridge Offering”). Pursuant to the Bridge Offering, investors purchased Senior Convertible Debentures (the “Bridge Debentures”) in the aggregate principal amount of $1,800,000. The closing of the Offering triggered the automatic conversion of all principal and accrued interest on the Bridge Debentures into Units in the Offering at a conversion price equal to 80% of the price paid by investors in the Offering, or $0.64 per share of Common Stock and Warrant (the “Debenture Conversion Price”) and the holders of the Bridge Debentures received an aggregate of 2,869,688 shares of Common Stock and Warrants to purchase 2,869,688 shares of Common Stock.  Each investor in the Bridge Offering also received a warrant (the “Bridge Warrant”) exercisable for a period of three years from the closing date of the Bridge Offering to purchase a number of shares of the Company’s common stock equal to the quotient obtained by dividing the principal amount of the Bridge Debenture by the Debenture Conversion Price of $0.64 per share (the “Bridge Warrant Exercise Price”).  Accordingly, at the closing of the Offering and based on the full ratchet anti-dilution provisions of the Bridge Warrants, investors in the Bridge Offering received Bridge Warrants to purchase an aggregate of 8,789,063 shares of Common Stock.  The Bridge Warrants continue to provide for full-ratchet anti-dilution protection if the Company issues at any time prior to August 30, 2012, any shares of Common Stock, or securities convertible into Common Stock, at a price less than the Bridge Warrant Exercise Price, subject to certain exceptions.

Furthermore, in connection with the Offering, the holder of the Company’s debenture in the principal amount of $750,000 issued on April 8, 2011 (the “April Debenture”), agreed to amend the April Debenture to provide for automatic conversion into the Units in the Offering at the Debenture Conversion Price.  Accordingly, the holder of the April Debenture received 1,171,875 shares of Common Stock and warrants to purchase 1,171,875 shares of Common Stock exercisable at $1.00 per share.

The Placement Agent also served as exclusive placement agent for the Bridge Offering.  Accordingly, pursuant to the terms of the Bridge Offering, at the Closing of the Offering the Placement Agent and its assignees received warrants with full ratchet and anti dilution protection to purchase an aggregate of 1,164,375 shares of Common Stock exercisable at $0.64 per share, each warrant exercisable on or before August 29, 2014.

As a condition to the closing of the Offering, Steve Rogai, the Company’s President and Chief Executive Officer, agreed to convert a 12% convertible promissory note payable to him by the Company in the principal amount of approximately $107,000 (the “Rogai Note”), together with accrued interest thereon, into Units in this Offering at a conversion price of $0.80 per Share and Warrant. As such, Mr. Rogai was issued 133,750 shares of Common Stock and 133,750 Warrants in satisfaction of the Rogai Note.  Also, the Company’s executive officers each executed a lock up agreement (the “Lock Up Agreement”) which provides that each officer shall to not to sell, assign, transfer or otherwise dispose of their shares of Common Stock or other securities of the Company for a period ending 270 days after the completion of the Offering.  Following this initial lock-up period, each officer has agreed to an additional six-month lock-up period for their shares during which they each may not sell more than 5,000 shares of Common Stock per month.

The Company received net proceeds of approximately $10,591,000 after payment of commissions and expense allowance to the Placement Agent and other offering and related costs in connection with the Offering.  The majority of the net proceeds from the Securities Purchase Agreement shall be used to purchase product inventory, sales initiatives and general working capital.

Information disclosed under this Current Report on Form 8-K reflects a 20 to 1 reverse stock split, effective October 27, 2011. Following the transactions disclosed under this report, the Company had issued and outstanding approximately 31,538,628 shares of common stock.

Item 3.02

Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which item is incorporated by reference, in connection with the Securities Purchase Agreement and the securities issued in connection therewith.

The securities issued above were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The securities contain a legend restricting transferability absent registration or applicable exemption. The shareholders received current information about the Company and had the opportunity to ask questions about the Company. All of the shareholders were deemed accredited.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

At the Closing Date, our Board of Directors appointed Jeffrey Schwartz to fill a vacancy on the Company’s board of directors.  Mr. Schwartz shall serve on the Board of Directors and shall hold office until the next election of directors by stockholders and until his successor is elected and qualified or until his earlier resignation or removal. Furthermore, effective on the Closing Date, the Board of Directors engaged Dennis Healey to serve as the Company’s Chief Financial Officer.

Jeffrey L. Schwartz, age 63, was Chairman and Chief Executive Officer of Traffix Inc., a public entity that provides interactive media and marketing services, from January 1995 until its eventual sale in 2008 and a director from such entity’s inception in 1993 until such sale. Mr. Schwartz served as Secretary, Treasurer of Traffix Inc. from September 1993 to December 1994. From January 1979 until May 1998, Mr. Schwartz was also Co-President and a Director of Jami Marketing Services Inc., a list brokerage and list management consulting firm, Jami Data Services Inc., a database management consulting firm, and Jami Direct Inc., a direct mail graphic and creative design firm (collectively, the ”Jami Companies”). The Jami Companies were sold by the principals thereof in May 1998. From June 2008 until the present time, Mr. Schwartz has served as a partner to Digital Direct Ventures, LLC, a private company that provides embedded digital consulting services for direct marketing companies.

Dennis Healey, age 63, is a certified public accountant.  Since November 2007, Mr. Healey has provided accounting and financial reporting services to various private and public companies.  Commencing first quarter 2010 through the date of his appointment as Chief Financial Officer, Mr. Healey has provided accounting and financial consulting services to the Company. From 1980 until October 2007, Mr. Healey served as Vice President of Finance and Chief Financial Officer of Viragen, Inc., a public company specializing in the research and development of biotechnology products. Viragen filed for an assignment for the benefit of creditors in October 2007.

Effective on the Closing Date, the Company entered into a three year services agreement with Kevin Harrington and Harrington Business Development, Inc. to provide executive services and for Mr. Harrington to serve as Chairman of the Board of Directors of the Company.  Under the agreement Mr. Harrington shall receive base compensation per annum of $300,000.  This agreement supersedes all prior oral and written agreements between the Company and Mr. Harrington, including, but not limited to that certain executive services agreement dated April 30, 2010.  Furthermore, on the Closing Date the Company also entered into three year employment agreements with Steve Rogai and Dennis Healey. Mr. Rogai shall serve as the Company’s Chief Executive Officer and President and will receive an annual base salary of $225,000.  Mr. Healey shall serve as the Company’s Chief Financial Officer and will receive an annual base salary of $140,000.

Under the agreements, Harrington, Rogai and Healey (collectively, the “Executives” and each, an “Executive”) shall, in addition to base compensation, be entitled to such bonus compensation as determined by the Company’s Board of Directors from time to time.  In addition, each Executive shall be entitled to receive reimbursement for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties.  Furthermore, each Executive is entitled up to a vacation of two weeks per annum and is entitled to participate in any pension, insurance or other employment benefit plan as maintained by the Company for its executives, including programs of life and medical insurance and reimbursement of membership fees in professional organizations.  The Company has agreed to maintain a minimum of $5,000,000 of directors and officers liability coverage during each Executive’s employment term and the Company shall indemnify each Executive to the fullest extent permitted under Florida law.  In the event of termination for death or disability, the Executives’ estate shall receive three months base salary at the then current rate, payable in a lump sum and continued payment for a payment of one year following Executives’ death of benefits under any employee benefit plan extended from time to time by the Company to its senior executives.  In the event the Executive is terminated for cause or without good reason, as defined under the agreement, the Executive shall have no right to compensation or reimbursement or to participate in any benefit programs, except as may otherwise be provided by law, for any period subsequent to the effective date of termination.  In the event of termination without cause, for good reason or change of control, as defined under the agreement, the Company shall pay the Executive 12 months base salary at the then current rate, to be paid from the date of termination until paid in full, any accrued benefits under any employee benefit plan extended to the Executive, and Executive shall be entitled to immediate vesting of all granted but unvested options and the payment on a pro rate basis of any bonus or other payments earned in connection with any bonus plan to which the Executive was a participant.  Each agreement also contains a non-competition and non-solicitation provision for a period of up to nine months from the date of termination.

Pursuant to an independent director agreement, the Company has agreed to pay Mr. Schwartz an annual fee of $18,000 for serving on the board of directors. In addition, the Company has issued Mr. Schwartz options to purchase up to 25,000 shares of the Company’s common stock, exercisable for a term of five years. Options to purchase 12,500 shares of common stock vest on October 28, 2012, and options to purchase 12,500 shares vest on October 28, 2013. The options are issued pursuant and subject to the Company’s equity incentive plan.

A copy of the services agreement, employment agreements and independent director agreement is incorporated herein by reference and is filed as an Exhibit to this Form 8-K. The description of the transactions contemplated by each agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 8.01

Other Events.

On November 3, 2011, the Company issued a press release announcing the sale of its securities under the Offering. A copy of the press release is attached as Exhibit 99.1 and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description

4.1	Amendment to Convertible Promissory Note issued to Steven Rogai effective October 28, 2011
10.1	Services Agreement with Kevin Harrington effective October 28, 2011
10.2	Employment Agreement with Steven Rogai effective October 28, 2011
10.3	Employment Agreement with Dennis Healey effective October 28, 2011
10.4	Independent Director Agreement effective October 28, 2011
10.5	Form of Lock Up Agreement
99.1	Press Release dated November 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

As Seen On TV, Inc.

By:	/s/ STEVEN ROGAI
Name:	Steven Rogai
Title:	Chief Executive Officer and President

Dated: November 3, 2011